UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 21, 2015
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter) Commission File Number: 0-10394

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Items reported in this filing

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 1.01 Entry into a Material Definitive Agreement

See Item 2.03 below

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Data I/O Corporation entered into a 3rd Amendment to its Redmond, Washington headquarters lease with its landlord, Arden Realty with the joint execution completed June 1, 2015. The amendment changes the building location to 6645 185th Ave N.E., extends the term to April 2021, reduces the space rented to 20,240 square feet from 33,676, and reduces the rent rate slightly.  The amended new building lease is expected to begin in July 2015 and the maximum rent commitment for it is approximately $1.7 million plus operating triple net expenses, with a projected cash savings of approximately $1.5 million, over the lease period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATA I/O CORPORATION (Registrant)

Date: June 4, 2015	By:	/s/ Joel S. Hatlen
Joel S. Hatlen
Vice President and Chief Financial Officer